                                                                    EXHIBIT 4.10


                      NON-QUALIFIED STOCK OPTION AGREEMENT


Name of Optionee:                    Massood Zarrabian
                                     ------------------------------------
No. of Option Shares:                430,000 shares of Common Stock
                                     ------------------------------------
Grant Date:                          July 10, 2000
                                     ------------------------------------
Expiration Date:                     July 9, 2010
                                     ------------------------------------
Per Share Option Exercise Price:     $14.00
                                     ------------------------------------

        This NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), dated as of July 10, 2000 (the "Grant Date"), is by and between Servicesoft, Inc., a Delaware corporation (together with all successors thereto, the "Company"), and Massood Zarrabian (the "Optionee").

        The Company hereby grants to the Optionee an option (the "Stock Option") to purchase on or prior to the Expiration Date specified above, or such earlier date as is specified herein, all or any part of the number of shares of common stock, par value $0.01 per share ("Common Stock"), of the Company indicated above (the "Option Shares," and such shares once issued shall be referred to as the "Issued Shares"), at the Per Share Option Exercise Price specified above, subject to the terms and conditions set forth herein. The Option Shares and the Issued Shares shall collectively be referred to herein as the "Shares." The Stock Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

1. EXERCISABILITY

        The Optionee may immediately exercise all or part of the Stock Option, and the Stock Option shall remain exercisable until the Expiration Date subject to earlier termination as provided in Section 3 below.

2. VESTING OF OPTION SHARES

        (a) The Option Shares (and, when issued, the Issued Shares) covered under this Agreement, so long as no "Termination Event" (as defined in Section 10(c) hereof) has occurred, shall become vested at the rate of 6.25% on each three-month anniversary of the Grant Date (thereafter the "Vested Shares"), such that all of the Shares shall be Vested Shares on July 10, 2004. For purposes of this Agreement, any Option Shares that are not yet Vested Shares shall be deemed "Restricted Shares." Notwithstanding the foregoing, pursuant to Section 7 below, all or a portion of the Option Shares shall be subject to accelerated vesting upon the occurrence of a "Sale Event" (as defined in Section 10(b) below).

        (b) Except as set forth in Section 7 below, this Stock Option shall not vest on and after a Termination Event for any reason.

3. EARLIER TERMINATION OF OPTION EXERCISE RIGHTS

        (a) Except as otherwise provided under Section 3 (b) or (c) below, the Optionee shall have ninety (90) days to exercise the Stock Option following a Termination Event, but only to the extent that the Stock Option was vested under
Section 2 on the date of the occurrence of such Termination Event.

        (b) Upon the occurrence of a Termination Event due to death, total and permanent disability or retirement after age sixty-five (65), the Optionee (or, in the event of the Optionee's death, the Optionee's estate or a person who acquired the right to exercise this Stock Option by bequest, inheritance or otherwise as a result of the Optionee's death) may exercise this Stock Option, but only within twelve (12) months after such date, and only to the extent that the Stock Option was vested under Section 2 above on the date of such Termination Event.


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        (c) The Company may shorten the period of time during which the Optionee may exercise the Stock Option in connection with a Sale Event.

4. EXERCISE OF STOCK OPTION

        (a) The Optionee may exercise this Stock Option by delivering an exercise notice, substantially in the form set forth in Appendix A hereto, specifying the number of Option Shares to be purchased. Further, as a condition to exercise, the Optionee will be required to execute the restricted stock agreement attached hereto as Appendix B (the "Restricted Stock Agreement"). Payment of the purchase price may be (i) in cash, by certified or bank check, or other instrument acceptable to the Company in U.S. funds payable to the order of the Company in an amount equal to the purchase price of such Option Shares, or
(ii) by delivering to the Company a promissory note; provided that at least so much of the exercise price as represents the par value of the Common Stock shall be paid other than with a promissory note.

        (b) Certificates for the Option Shares so purchased will be issued and delivered to the Optionee upon compliance to the satisfaction of the Board of Directors of the Company or a designated committee thereof with all requirements under applicable laws or regulations in connection with such issuance, including, but not limited to, the tax withholding obligation, described in
Section 8 below. Until the Optionee shall have complied with the requirements hereof, the Company shall be under no obligation to issue the Option Shares, and the determination of the Board of Directors of the Company or a designated committee thereof as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Option Shares to the Optionee, and the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full dividend and other ownership rights with respect to such Issued Shares, subject to the terms of this Agreement and the applicable Restricted Stock Agreement.

5. TRANSFERABILITY.

        (a) This Stock Option is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or by the laws of descent and distribution and this Stock Option may be exercised during the Optionee's lifetime only by the Optionee (or by the Optionee's guardian or personal representative in the event of the Optionee's incapacity)[, except as otherwise permitted by the Committee][NB: TO BE DISCUSSED]. The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company; such beneficiary may exercise the Optionee's Stock Option in the event of the Optionee's death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the personal representative of the Optionee may exercise this Stock Option to the extent provided herein in the event of the Optionee's death.

        (b) None of the Issued Shares may be directly or indirectly sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, except as permitted by, and subject to the terms and conditions of, the Restricted Stock Agreement that shall be executed by Optionee as a condition of exercising this Stock Option pursuant to Section 4 hereof.

6. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. The Option Shares covered by this Stock Option are shares of Common Stock of the Company. If the shares of Common Stock as a whole are increased, decreased, changed or converted into or exchanged for a different number or kind of shares or securities of the Company or any successor entity (or a parent or subsidiary thereof), whether through merger or consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares and in the per share exercise price of shares subject to any unexercised portion of this Stock Option. In the event of any such adjustment in this Stock Option, the Optionee thereafter shall have the right, subject to the limitations described in Section 7 of this Agreement, to purchase the number of Shares under this Stock Option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to this Stock Option immediately prior to such adjustment. All references herein to Common Stock shall be deemed to refer to the security that is subject to acquisition upon exercise of this Stock Option and all references to the Company shall be deemed to refer to the issuer of such security. Adjustments under this Section 6 shall be determined by the Board of Directors or a designated committee thereof, whose determination as to what adjustment shall be made, and the extent thereof, shall be conclusive. No fractional shares of Common Stock shall be issued resulting from any such adjustment, but the Company in its discretion may make a cash payment in lieu of fractional shares.

7. EFFECT OF SALE EVENT. Upon the occurrence of a Sale Event, 50% of the then Restricted Shares shall vest immediately and become Vested Shares, and any remaining Restricted Shares shall vest in full in accordance with the vesting schedule set forth in Section 2(a) hereof as to a pro rata amount of such remaining Restricted Shares which shall be determined by reference to the number of remaining vesting periods over which such shares shall vest; provided, however, that in the event that the Optionee is terminated without "Cause" (as defined in Section 10(a) hereof) on or after such Sale Event, all of the then Restricted Shares shall vest in full immediately and become Vested Shares. Notwithstanding the foregoing, all remaining Restricted Shares, if any, shall vest in full and become Vested Shares on the date which is eighteen (18) months after the effective date of the Sale Event provided that there has not been a Termination Event on or prior to such date.

8. WITHHOLDING TAXES. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Company for payment of any federal, state and local taxes required by law to be withheld on account of such taxable event. The Optionee acknowledges and agrees that the Company or any subsidiary of the Company has the right to deduct from payments of any kind otherwise due to the Optionee, or from the Shares to be issued in respect of an exercise of this Stock Option, any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of Shares to the Optionee. In furtherance of the foregoing and to the extent applicable, the Optionee agrees to elect, in accordance with Code Section 83(b), to recognize ordinary income in the year of exercise of the Stock Option, and to pay to the Company all withholding taxes determined to be due with respect to such election, based on the excess, if any, of the fair market value of such Shares as of the date of the purchase of such Shares by the Optionee over the purchase price for such Shares.

9. LOCKUP PROVISION. The Optionee agrees, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any securities of the Company (including, without limitation pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Act")) held by him for such period following the effective date of any registration statement of the Company filed under the Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed one hundred eighty (180) days in the case of an initial public offering of the Company's common stock or ninety (90) days in the case of any other public offering.

10. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following respective meanings:

        (a) "Cause" shall mean the determination by a majority of the Board of Directors of the Company that any one or more of the following events has occurred: (A) dishonesty, breach of fiduciary duty or breach of the terms of this Agreement or any other agreements executed by the Optionee (including, without limitation, the Optionee's Confidentiality and Non-Competition Agreement with the Company); (B) commission by the Optionee of any act of embezzlement, fraud, larceny or theft on or from the Company; (C) substantial and continuing neglect or inattention by the Optionee of duties of his employment which shall continue for thirty (30) business days following written notification by the Board of Directors; (D) willful misconduct or gross negligence of the Optionee in connection with the performance of such duties; (E) commission by the Optionee of any acts of moral turpitude; or (F) the conviction of the Optionee of a felony. A determination by the Board of Directors, after notice to the Optionee and providing the Optionee an opportunity to be heard, that the Optionee has committed an act of the sort mentioned in (A) through (F) above shall be conclusive, whether or not there are proceedings by public authorities with respect thereto and without regard to the outcome thereof.



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        (b) "Sale Event" shall mean the occurrence of any of the following events: (i) the Company is the subject of a merger or consolidation in which the holders of voting securities of the Company immediately prior to the closing of such merger or consolidation own less than fifty percent (50%) of the voting securities of the combined entity following such merger or consolidation; (ii) there is a sale or transfer of all of the voting securities of the Company to a person or entity that was previously not a shareholder of the Company; or (iii) there is a sale of substantially all of the Company's assets.

        (c) "Termination Event" shall mean the termination of the Optionee's service (whether as a common law employee or consultant with the Company or its subsidiary), whether by reason of death, disability, retirement, discharge or any other reason, voluntary or involuntary. Unless otherwise determined by the Board of Directors or a designated committee thereof, a Termination Event shall not be deemed to have occurred merely because of a change in capacity in which the Optionee renders service to the Company or its subsidiaries or a change in the entity (the Company or its subsidiaries) for which the Optionee renders service. For purposes hereof, the determination by the Board of Directors or a designated committee thereof of the reason for termination of service shall be conclusive and binding on the Optionee and the Optionee's representatives or legatees.

11. MISCELLANEOUS PROVISIONS.

        (a) Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

        (b) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

        (c) Governing Law. This Agreement shall be governed by and construed in accordance with the law of The Commonwealth of Massachusetts without regard to conflict of law principles.

        (d) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

        (e) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

        (f) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

        (g) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

        (h) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

        (i) Employment. This Stock Option does not confer upon the Optionee any rights with respect to continuation of employment by the Company, nor shall it interfere with any right of the Company to terminate such employment at anytime under its Employment Agreement with the Optionee or otherwise.



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

        The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

                                      SERVICESOFT, INC.


                                      By:  /s/ MARK SKAPINKER
                                          -----------------------------------
                                          Mark Skapinker
                                          Chairman of the Board

                                      Address:
                                          Two Apple Hill Drive
                                          Natick, Massachusetts  01760



        The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.


                                      OPTIONEE:


                                      /s/ MASSOOD ZARRABIAN
                                      -----------------------------------------
                                      Massood Zarrabian


                                      Optionee's Address:

                                      ------------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------

SPOUSE'S CONSENT
I acknowledge that I have read
the foregoing Non-Qualified
Stock Option Agreement and
understand the contents thereof.


-----------------------------------------
Name:



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                                   APPENDIX A

                          STOCK OPTION EXERCISE NOTICE

        Servicesoft, Inc.
        Attention: Chief Financial Officer
        Two Apple Hill Drive
        Natick, MA 01760

        Pursuant to the terms of my Non-Qualified Stock Option Agreement dated July 10, 2000 (the "Agreement"), I, Massood Zarrabian hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $_______ representing the purchase price for [Fill in number of Option Shares] _________option shares. I have chosen the following form(s) of payment:

        [ ]   1.     Cash

        [ ]   2.     Certified or Bank Check payable to Servicesoft, Inc.

        [ ]   3.     Other (as described in the Agreement (please describe))

                     ------------------------------

        I hereby agree that the option shares are being acquired in accordance with and subject to the terms of the Agreement and that certain Restricted Stock Agreement (that I am required to execute as a condition of my exercise of the option), effective of even date herewith, to all of which I hereby expressly assent.



                                      Sincerely yours,


                                      ------------------------------------------
                                      Massood Zarrabian

                                   APPENDIX B

                           RESTRICTED STOCK AGREEMENT


        THIS RESTRICTED STOCK AGREEMENT (this "Agreement"), dated as of ___________, 2000, is between Servicesoft, Inc., a Delaware corporation (the "Company"), and Massood Zarrabian (the "Participant"), relating to shares of common stock of the Company, par value $0.01 per share (the "Common Stock") issuable upon the exercise of the Non-Qualified Stock Option Agreement, by and between the Participant and the Company dated July 10, 2000 (the "Stock Option" or the "Stock Option Agreement").

        The Company and the Participant desire to enter into this Agreement pursuant to which the Participant will purchase, and the Company will sell and issue, shares of Common Stock pursuant to the exercise of the Stock Option (the "Option Shares").

        In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows.

1. ISSUANCE OF RESTRICTED OPTION SHARES.

        On the date hereof, pursuant to the Stock Option Agreement, the Participant exercises the Stock Option to purchase, and the Company agrees to sell and is issuing to the Participant, the Option Shares at a purchase price per share equal to the "Per Share Option Exercise Price" (as defined in the Stock Option Agreement). To the extent the Participant hereby acquires Option Shares and the Stock Option is not fully vested on issuance, the Option Shares acquired upon exercise of the unvested portion of the Stock Option shall constitute "Restricted Shares" and shall be subject to all of the restrictions described herein. The Option Shares that on the date hereof are not Restricted Shares shall constitute "Unrestricted Shares" pursuant to the terms hereof.

2. DEFINITIONS.

        For the purposes of this Agreement, the following terms shall have the following respective meanings. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Stock Option Agreement.

        "Bankruptcy" shall mean (i) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Participant or any Permitted Transferee, or (ii) the Participant or any Permitted Transferee being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Participant's assets, which involuntarily petition or assignment or attachment is not discharged within sixty (60) days after its date, and (iii) the Participant or any Permitted Transferee being subject to a transfer of Issued Shares by operation of law, except by reason of death.

        "Issued Shares" shall mean all Restricted Shares and Unrestricted Shares issued upon exercise of the Stock Option.

        "Permitted Transferee" shall mean any of the following to whom the Participant may transfer Issued Shares hereunder: the Participant's spouse, children (natural or adopted), stepchildren or a trust for their sole benefit of which the Grantor is the settlor; provided, however, that any such trust does not require or permit distribution of any Issued Shares during the term of this Agreement unless subject to its terms.

        "Person" shall mean any individual, corporation, partnership (limited or general) limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

        "Termination Event" shall mean the termination of the Participant's service (whether as a common law employee or consultant with the Company or its subsidiary), whether by reason of death, disability, retirement, discharge or any other reason, voluntary or involuntary. Unless otherwise determined by the Board of Directors or a designated committee thereof, a Termination Event shall not be deemed to have occurred merely because of a change in capacity in which the Participant renders service to the Company or its subsidiaries or a change in the entity (the Company or its subsidiaries) for which the Participant renders service. For purposes hereof, the determination by the Board of Directors or a designated committee thereof of the reason for termination of service shall be conclusive and binding on the Participant and the Participant's representatives or legatees.

3. LAPSE OF RESTRICTIONS.

        The Restricted Shares shall cease to be subject to the restrictions described herein, and shall cease to constitute Restricted Shares (thereafter being referred to as "Unrestricted Shares") to the extent that the Participant completes the service requirements set forth in the vesting schedule provided in
Section 2 of the Stock Option Agreement. On and after a Termination Event, no Restricted Option Shares shall become Unrestricted Option Shares, except as provided in Section 7 of the Stock Option Agreement.

4. RESTRICTION ON TRANSFER

        (a) Except as provided in Section 5(f) hereof, Restricted Option Shares or any interest therein may not be directly or indirectly transferred, pledged, hypothecated, or otherwise disposed of.

        (b) All Unrestricted Option Shares shall be freely transferable, subject only to the restrictions set forth in, and provisions of, Sections 5, 6, 8, 9 and 10 hereof.

5. FIRST REFUSAL

        (a) At any time prior to the closing of an initial public offering of the Company's Common Stock, the Participant may sell any Unrestricted Shares, other than in connection with a Sale Event, only after complying with the provisions of this Section 5. (If a Termination Event occurs, the provisions of Section 6 shall first govern the disposition of Unrestricted Shares, and the provisions of this Article 5 are applicable to such Option Shares only if the Company fails to exercise its option under Section 6 and the time for such exercise has lapsed.) If the Participant desires to sell any Unrestricted Shares, the Participant must first obtain a bona fide all-cash, written offer from a third party to purchase such Unrestricted Shares. The Participant shall thereafter deliver to the Company a written offer to sell to the Company all of the Unrestricted Shares for which the Participant received the third party offer (the "Offered Securities") at the purchase price offered by such third party (the "Third Party Price") and upon the terms set forth in Section 7 hereof, and copies of all correspondence and of the written third party offer shall be attached to the Participant's offer to the Company.

        (b) For a period of thirty (30) days (the "Option Period") after the Company's receipt of the Participant's offer (the "Offer") made in accordance with Section 5(a) above, the Company (or any party or parties designated by the Company) shall have an option to purchase all (but not less than all) of the Offered Securities for the Third Party Price by giving written notice thereof to the Participant.

        (c) If the Company fails to exercise its option to purchase the Offered Securities during the Option Period, as provided herein, the entire Offer shall be considered to have been rejected and the Participant shall have the right to consummate the sale of all, but not less than all, of the Offered Securities, during the thirty (30) day period (the "Subsequent Period") following the expiration of the Option Period to the third party from whom the Participant received the referenced third-party offer at an all cash price no lower than the Third Party Price and on the terms and conditions set forth in the Offer; provided, however, that, if the Company delivers to the Participant a written notice, signed by the Company's Chairman, stating that, in the opinion of the Board Directors, as determined in its sole discretion, (i) the party to whom the Participant proposes selling Unrestricted Option Shares has interests which are materially adverse to the business interests of the Company or (ii) the Company is at risk to be required to be a reporting company under Section 12(g) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), then the Participant shall not be entitled to sell any Unrestricted Shares to such party. At or prior to the closing of any such sale to a third party, the transferor and transferee will execute and deliver to the Company such documents as the Company reasonably requests for compliance with state and federal securities laws. If the

Subsequent Period expires without the sale of the Offered Securities having been consummated, the Offered Securities may not be sold without the Participant again complying with the provisions of this Section 5.

        (d) If the Participant dies, the Participant's survivor and the Unrestricted Shares shall continue to be subject to the restrictions of this Agreement as if the survivor was the Participant, and the survivor shall not be entitled to transfer, dispose of, hypothecate, pledge or encumber any of the Unrestricted Shares (or any interest therein) except for a sale in compliance with the provisions of this Section 5 and Section 6 below.

        (e) If the Participant transfers any or all of the Unrestricted Shares to a third party (a "Transferee") as allowed under this Section 5, the Transferee and Unrestricted Shares shall continue to be subject to the restrictions on transfer set forth in this Agreement as if the Transferee was the Participant, and the Transferee shall not be entitled to transfer, dispose of, hypothecate, pledge or encumber any of the Unrestricted Shares (or any interest therein) except for a sale in compliance with the provisions of this
Section 5 and Section 6 below.

        (f) Notwithstanding anything to the contrary contained in this Section 5, the Participant may transfer Issued Shares to a Permitted Transferee; provided that (a) any Issued Shares so transferred shall remain subject to all restrictions on transfer and rights of repurchase set forth herein as though such transfer had not occurred, and (b) the transferee shall agree in writing to be bound by all the terms, conditions and restrictions set forth in this Agreement as a condition precedent to the transfer of such Issued Shares, and
(c) the Participant shall have given the Company at least fifteen (15) days prior written notice of the intended transfer and the Company shall not have notified the Participant prior to the intended transfer date that the Company is at risk to be a reporting company under Section 12(g) of the Exchange Act.

6. REPURCHASE

        (a) The Issued Shares shall be subject to a right (but not an obligation) of repurchase by the Company upon a Termination Event, the Participant's Bankruptcy or a Permitted Transferee's Bankruptcy (if the Permitted Transferee then holds the Issued Shares).

        (b) The right of repurchase shall be exercisable with respect to any Issued Shares at any time before the six-month period immediately following a Termination Event.

        (c) The right of repurchase shall terminate with respect to any Issued Shares upon the first date on which such Issued Share does not constitute a Restricted Share under the terms of this Agreement.

        (d) If the Company exercises the right of repurchase, it shall pay the Participant an amount equal to the Per Share Option Exercise Price for each of the Restricted Shares being repurchased.

        (e) The right of repurchase shall be exercisable only by written notice delivered to the Participant prior to the expiration of the six month period specified in Section 6(b) above. The notice shall set forth the date, which shall be not more than thirty (30) days after the date of such notice, on which the repurchase is to be effected. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to the Participant the repurchase price as described in
Section 6(d) above. Payment shall be made, at the discretion of the Company, in cash or cash equivalents or by canceling indebtedness to the Company incurred by the Participant in the purchase of the Restricted Shares issued hereunder

        (f) In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than Common Stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Issued Shares, or into which such Issued Shares thereby become convertible, shall immediately be subject to the right of repurchase provided for in this Section 6. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the shares of Common Stock issued hereunder. Appropriate adjustments shall also, after each such transaction, be made to the price per share to be paid upon the exercise of the right of repurchase in order to reflect any change in the Company's outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Issued Shares shall remain the same.

        (g) If the Company makes available, at the time and place and in the amount and form provided in the notice referred to in Section 6(e) hereof, the consideration for the Restricted Shares to be repurchased in accordance with such notice, then after such time the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with such notice). Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by such notice.

        (h) Upon issuance, the certificates for the Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of the notice referred to in Section 6(e) hereof. Any new, substituted or additional securities or other property described in Section 6 above shall immediately be delivered to the Company to be held in escrow, but only to the extent the shares are at the time Restricted Shares. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the Participant and shall not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company's exercise of any right of repurchase hereunder or
(ii) released to the Participant upon the Participant's request to the extent such Restricted Shares become Unrestricted Shares.

7. CLOSING AND TERMS

        (a) If the purchase price for the Issued Shares purchased by Company in accordance with Section 5 or 6 is less than $35,000, it shall be paid in one installment. If it is greater than $175,000, it shall be paid in five equal annual installments. If the total purchase price is greater than $35,000 but less than $175,000, the purchase price will be paid in consecutive annual installments of $35,000 until the unpaid balance of the purchase price is less than $35,000, and a final annual installment equal to the unpaid balance of the purchase price shall be payable thereafter. The first installment of the purchase price shall be paid by Company at the closing, as hereinafter provided, and subsequent annual installments, if any, shall be due on the successive anniversary dates of the closing. Interest shall accrue from the date of the closing on the balance of the purchase price remaining unpaid from time to time at the prime rate published in the Eastern edition of the Wall Street Journal, and accrued interest shall be payable together with each annual installment of the purchase price. The interest rate shall be set as of the closing date and adjusted prospectively thereafter on the first day of each following calendar quarter. The Company shall be entitled to prepay all or any part of the purchase price without penalty or premium.

        (b) Closing. Issued Shares shall be purchased and sold in accordance with these provisions at such place and time as the Company designates. The Company shall give the Participant at least seven (7) days' prior written notice of the time, date and place of the closing. The closing shall occur during the thirty (30)-day period beginning on the date of the Company's written notice exercising its option (pursuant to Section 6) or accepting an offer (pursuant to Section 5) to purchase Issued Shares. At the closing, the Participant shall deliver to Company stock certificates duly endorsed for transfer, or accompanied by duly-endorsed stock powers, representing all of the Issued Shares being sold, free and clear of all claims, liens and encumbrances of any third parties, together with such other documentation as the Company or its legal counsel may reasonably require.

8. ADDITIONAL RESTRICTIONS ON TRANSFER OF STOCK

        (a) The certificates representing Issued Shares will bear the following legend:

                "The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or any state securities act. They may not be sold or offered for sale in the absence of a registration statement which is effective under those acts as to such securities or an opinion, in form and substance satisfactory to the Corporation and given by counsel satisfactory to the Corporation, to the effect that such registration is not required. The securities represented by this certificate are subject to certain repurchase options, additional restrictions on transfer and other agreements set forth in a Restricted Stock Agreement (the "Agreement") between Servicesoft, Inc., a Delaware corporation, and Massood Zarrabian, a copy of which may be obtained at the principal executive office of the Corporation. Any transfer or pledge in conflict with, or in derogation of, the Agreement is void and of no legal force, effect or validity whatsoever."

        (b) No holder of Issued Shares may sell, transfer or dispose of any of such shares (except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any state securities act is not required in connection with such transfer.

        (c) The Issued Shares will be subject to all of the applicable terms and conditions, including restrictions on transferability and voting, of any stockholders agreement (including, but not limited to, the Second Amended and Restated Shareholders Agreement dated as of January 13, 2000, by and among the Company, the Participant and the other "Major Shareholders" (as defined therein)), registration rights agreement or other agreement to which the Participant may be required to become a party in connection with the Participant's ownership of shares of Common Stock. All obligations, covenants and responsibilities of a Participant with respect to Issued Shares shall apply to any person to whom such Issued Shares shall be transferred.

9. PARTICIPANT'S INVESTMENT REPRESENTATIONS

        (a) The Participant understands that the Issued Shares being purchased on the date hereof have not been registered under the Securities Act and are offered pursuant to an exemption thereunder and that such Restricted Shares have not been approved or disapproved by the Securities and Exchange Commission or by any other federal or state agency.

        (b) The Participant is acquiring the Issued Shares on the date hereof for investment purposes, and not on behalf or for the benefit of any other person, trust, estate or business organization, and has no intention of distributing any Issued Shares once issued to others in violation of the Securities Act.

        (c) The Participant has no contract or arrangement with any person to sell or transfer to such person any Issued Shares. There are no existing circumstances which will compel the Participant to obtain money by the sale of any Issued Shares, and the Participant has no reason to anticipate any change in such Participant's circumstances, financial or otherwise, or to anticipate any occasion or event, which would cause the Participant to assign, transfer, sell or distribute, or necessitate or require the Participant to assign, transfer, sell or distribute, any Issued Shares. The Participant understands that the Issued Shares are illiquid and that the Participant may be required to hold the Issued Shares indefinitely.

        (d) The Participant understands that the Issued Shares may also be subject to resale restrictions imposed by the securities laws of various states and may not be sold without compliance with such laws.

        (e) The Participant represents to Company that the Participant resides in Massachusetts.

10. HOLDBACK AGREEMENTS

        The Participant agrees, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any securities of the Company (including, without limitation pursuant to Rule 144 under the Securities Act) held by him for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed one hundred eighty (180) days in the case of an initial public offering of the Company's common stock or ninety (90) days in the case of any other public offering.

11. MISCELLANEOUS

        (a) All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered mail or certified mail, postage prepaid. Notices to the Company or the Participant shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other. Notices to any holder of the Issued Shares other than the Participant shall be addressed to the address furnished by such holder to the Company.

        (b) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        (c) This Agreement and the Stock Option Agreement embody the complete agreement and understanding among the parties, and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof.

        (d) This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same instrument.

        (e) This Agreement is intended to bind and inure to the benefit of, and be enforceable by, the Participant and the Company and their respective successors and assigns (including subsequent holders of Issued Shares).

        (f) The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

        (g) Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Participant agrees and acknowledges that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that the Company shall be entitled to specific performance and injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

        (h) Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and the Participant.

        (i) This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of The Commonwealth of Massachusetts, without giving effect to provisions thereof regarding conflict of laws.

        (j) The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement or as in any way limiting the terms and provisions hereof.

        IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Agreement as of the date first above written.



                                      SERVICESOFT, INC.

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                      PARTICIPANT:

                                      ------------------------------------------
                                      Name:  Massood Zarrabian
                                      Address: